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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52764, Form S-8 No. 33-52393 and Form S-8 No. 33-52391) pertaining to the Lomas Financial Corporation 1991 Stock Incentive Program, the Lomas Financial Corporation 1993 Intermediate and Long Term Incentive Plan, and the Lomas Financial Corporation 1991 Long Term Incentive Plan for Non-Employee Directors, respectively, of our report dated September 22, 1994, with respect to the consolidated financial statements and schedule of Lomas Financial Corporation included in the Form 10-K for the year ended June 30, 1995.





                                                               ERNST & YOUNG LLP





Dallas, Texas
October 12, 1995